TEREX CORPORATION

                                  as obligor
                                      and
                       the Guarantors referred to herein



                                 $250,000,000
                      13 1/4% Senior Secured Notes due 2002
                             Series A and Series B


                                   INDENTURE
                            Dated as of May 9, 1995



                   UNITED STATES TRUST COMPANY OF NEW YORK,
                                    Trustee

          INDENTURE dated as of May 9, 1995 between Terex Corporation, a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York corporation, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's
13 1/4% Series A Senior Secured Notes due 2002 and the Company's 13 1/4% Series B Senior Secured Notes due 2002.


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.1.  Definitions.

          "Accounts" shall mean, as to any Person, all of such Person's now owned and hereafter acquired rights to payment (including intercompany obligations) for the prior, concurrent or future sale, lease or other disposition of Inventory or rendition of services, whether or not evidenced by an instrument or chattel paper and whether or not earned by performance.

          "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, other than Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.


          "Acquisition" means the acquisition of PPM by the Company pursuant to the Acquisition Agreement.

          "Acquisition Agreement" means the Share Purchase Agreement between Terex Cranes (as assignee of New Terex Holdings UK Limited), as purchaser, and Legris Industries and Pontain, as sellers, dated October 19, 1994, as amended on December 20, 1994, March 3, 1995 and April 28, 1995.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding the foregoing to the contrary, neither Jefferies & Company, Inc. nor any of its Affiliates will be deemed to be Affiliates of the Company.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Asset Sale" means any sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions other than in the ordinary course of business, of any assets of the Company or its Restricted Subsidiaries (other than (i) to the Company or a Restricted Subsidiary and (ii) sale and leaseback transactions that are expressly permitted under this Indenture).

           "Bankruptcy Law" means title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Board of Directors" means the board of directors or any duly constituted committee of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests and other indicia of ownership of a business entity.

          "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

          "Change of Control" means (i) the sale, assignment, lease, transfer or conveyance (in one transaction or a series of transactions) of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Company or the adoption of a plan by the stockholders of the Company relating to the dissolution or liquidation of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for any Person or group owning in excess of 40% of the voting power of the Voting Stock of the Company on the date of this Indenture, of a direct or indirect majority in interest (more than 50%) of the voting power of the Voting Stock of the Company by way of purchase, merger or consolidation or otherwise, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (which includes any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

          "Closing Date" means the date upon which the Series A Notes are first issued.

          "Collateral" means any assets of the Company or any of its Subsidiaries defined as "Collateral" in any of the Security Documents and assets from time to time in which a Lien exists as security for any of the Obligations.

          "Collateral Agent" shall have the meaning set forth in the respective Security Documents.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

          "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President or Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

          "Consolidated EBITDA" means, with respect to any Person (the referent Person) for any period, income (loss) from operations of such Person for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, and without duplication) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles but excluding (a) non-cash charges incurred after the date of this Indenture that require an accrual of or a reserve for cash charges for any future period, and (b) normally recurring accruals such as reserves against accounts receivable); provided, however that
(i) the income from operations of any Person that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (ii) the income from operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the income from operations of any Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule of governmental regulation applicable to that Subsidiary or its owners.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period.

          "Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however that (i) the Net Income of any Person that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of such Person, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the Net Income of any Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Subsidiary of income are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

          "Consolidated Net Worth" means, with respect to any Person, the total stockholders' equity (exclusive of any Disqualified Stock) of such Person (less Investments in Non-Restricted Subsidiaries) determined on a consolidated basis in accordance with GAAP.

          "Corporate Trust Office" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may give notice to the Company.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

          "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

          "Depository" means the Person specified in Section 2.3 hereof as the Depository with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

          "Disqualified Stock" means any Capital Stock that, (i) either by its terms or the terms of any security into which it is convertible or for which it is exchangeable or otherwise, is or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (in whole or in part) prior to the final stated maturity of the Notes or is redeemable (in whole or in part) at the option of the holder thereof at any time prior to such final stated maturity or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities or Disqualified Stock. Accretion in accordance with the terms of any Disqualified Stock outstanding on the Closing Date shall not constitute the issuance of additional Disqualified Stock.

          "DTC" means The Depository Trust Company.

          "Eligible Inventory" means all Inventory of the Company and the Restricted Subsidiaries consisting of (i) finished goods held for resale in the ordinary course of business of any such Person, (ii) work in process relating to goods to be held for resale in the ordinary course of business of any such Person, (iii) parts held for resale or to be incorporated into any such finished goods, and (iv) raw materials for such finished goods.

          "Eligible Receivables" means Accounts of the Borrower and the Restricted Subsidiaries arising from the actual and bona fide sale and delivery of goods or rendition of services by any such Person in the ordinary course of its business that (i) are not unpaid more than ninety (90) days from the original due date thereof or more than one hundred and eighty (180) days after the date of the original invoice therefor; (ii) do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent; provided, however, that no Account where the debtor is a dealer of Inventory shall be deemed ineligible solely because the Company or a Restricted Subsidiary has a buy-back arrangement with such account debtor effective upon the termination of such account debtor as a dealer, but upon such termination such dealer's Accounts shall become ineligible; (iii) the account debtor with respect to such Accounts (x) has not asserted a counterclaim, defense or dispute and (y) does not have, and does not engage in transactions that may give rise to, any right of setoff against such Accounts unless in the case of this clause (y) such account debtor has entered into a written agreement, pursuant to which such account debtor agrees not to assert any setoff against Accounts owed to the Company or any of its Subsidiaries; and (iv) such account debtor is not the Company or any Subsidiary or Affiliate of the Company.

          "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

          "Existing Credit Facility" means that certain Loan and Security Agreement, dated as of May 9, 1995 by and among Congress Financial Corporation and Foothill Capital Corporation, as lenders, Foothill Capital Corporation as agent for the lenders and the Company, Koehring Cranes, Inc., Clark Material Handling Company and PPM Cranes, Inc., as borrowers.

          "Floor Plan Guaranty" means the Guarantee by the Company or a Subsidiary of Indebtedness incurred by a franchise dealer, or other purchaser or lessor, for the purchase or lease of inventory manufactured or sold by the Company or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of inventory sold by the Company or a Restricted Subsidiary to such franchise dealer and any related fees and expenses (including finance fees); provided, that (i) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority lien on such inventory in favor of the holder of such Indebtedness and (ii) if the Company or such Restricted Subsidiary is required to make payment with respect to such Guarantee, the Company or such Restricted Subsidiary will have the right to receive either (a) title to such inventory,
(b) a valid assignment of a first priority perfected lien in such inventory or
(c) the net proceeds of any resale of such inventory.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession and in the rules and regulations of the Commission, which are in effect on the date of this Indenture.

          "Global Note" means a Note that contains the paragraphs referred to in footnote 1 and the additional schedule referred to in footnote 2 in the form of the Note attached hereto as Exhibit A.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantors" means all present and future, direct or indirect, Material Subsidiaries that are Restricted Subsidiaries organized under the laws of the United States of America or any jurisdiction therein.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" means a Person in whose name a Note is registered.

          "Indebtedness" of any Person means (without duplication) (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person as lessee under capitalized leases, (vi) all obligations, contingent or otherwise, of such Person under bankers' acceptance and letter of credit facilities, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, (viii) all obligations of such Person in respect of Hedging Obligations, (ix) all Indebtedness of others Guaranteed by such Person, and (x) all Indebtedness of the type referred to in clauses (i) through (ix) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, provided, however, that, in the case of each of clauses (i), (ii) and (iii) above, the amount of such Indebtedness will be the amount that would appear as a liability on the balance sheet of such Person prepared in accordance with GAAP.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Intercreditor Agreement" means that certain Intercreditor Agreement among Congress Financial Corporation ("Congress"), Foothill Capital Corporation, in its individual capacity, and as agent for itself and Congress, and the Collateral Agent, as amended or supplemented from time to time.

          "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA of the Company for such period, over (ii) Consolidated Interest Expense of the Company for such period. In calculating Interest Coverage Ratio for any period, pro forma effect shall be given to: (a) the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness (other than under the Revolving Credit Facility) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; and (b) the occurrence of any Asset Sale during such period by reducing Consolidated EBITDA for such period by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets sold and by reducing Consolidated Interest Expense by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness secured by the assets sold and assumed by third parties or repaid with the proceeds of such Asset Sale, in each case as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Company with respect to any portion of such four fiscal quarters that falls before the Closing Date shall be adjusted (1) to give pro forma effect to the issuance of the Units and the application of the proceeds therefrom (including, without limitation, consummation of the Acquisition) as if they had occurred at the beginning of such four fiscal quarters and (2) to exclude expenses incurred in connection with the Acquisition or the issuance of the Units to the extent such expenses are included in computing Consolidated Net Income for such period.

          "Inventory" shall mean, as to any Person, all now owned and hereafter acquired goods (including, without limitation, parts and goods in the possession of such Person or of a bailee or other Person for sale, storage, transit, processing, use or otherwise, and supplies, finished goods, parts and components, that are: (a) held for sale or lease, (b) furnished or to be furnished under contracts of services, or (c) raw materials, work-in-process or materials used or consumed in its business.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

          "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" has the meaning set out in the Registration Rights Agreement.

          "Material Subsidiary" means any Person (a) that is a "Significant Subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X promulgated by the Commission or (b) is otherwise material to the business of the Company and its Subsidiaries, on a consolidated basis.

          "Mortgages" means those several Mortgage, Assignment of Rents, Security Documents and Fixture Filings pursuant to which the Company and certain of its Subsidiaries have granted Liens on the Real Property therein described in favor of the Trustee.

          "Net Assets" means, with respect to any Person, (i) the fair market value of the assets of such Person and its consolidated Subsidiaries as determined on a consolidated basis in good faith by the Board of Directors of such Person minus (ii) the aggregate principal amount of the Indebtedness of such Person and its Subsidiaries that would appear on the consolidated balance sheet of such Person as of the date of determination.

          "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sales and dispositions pursuant to sale and leaseback transactions, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received in respect of any Asset Sale, net of the direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commission), other than any such costs payable to an Affiliate of the Company, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets.

          "Non-Restricted Subsidiary" means any Subsidiary of the Company formed or acquired by the Company or by any Subsidiary of the Company after the date of this Indenture that has been designated by the Company (by written notice to the Trustee on or prior to the date of such formation or acquisition) as a Non-Restricted Subsidiary and each Subsidiary of a Non-Restricted Subsidiary; provided, however, that a Subsidiary may not be designated as a "Non-Restricted Subsidiary" unless (i) such designation would not cause a Default or Event of Default, (ii) neither such Subsidiary nor any of its Subsidiaries is a Guarantor and (iii) the creditors of such Subsidiary have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the assets of the Company or of a Restricted Subsidiary. For purposes of the foregoing, the Company shall be deemed to make an Investment in each Subsidiary designated as a "Non-Restricted Subsidiary" immediately following such designation in an amount equal to the net Investment in such Subsidiary and its Subsidiaries immediately prior to such designation.

          "Notes" means, collectively, the Series A Notes and the Series B
Notes.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other obligations and liabilities of the Company or any of its Subsidiaries under the Indenture, the Notes, Registration Rights Agreement or any of the Security Documents.

          "Officers" means the Chairman of the Board, the President, the Chief Financial Officer, Chief Operating Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Vice-President of the Company.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the President, Chief Financial Officer, Treasurer, Controller, Executive Vice President or Senior Vice President of the Company.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Permitted Investments" means (a) Investments in the Company, (b) Investments in Cash Equivalents, (c) Investments by the Company or any Restricted Subsidiary in a Guarantor or any Wholly Owned Subsidiary or in a Person, if as a result of such Investment (i) such Person becomes a Guarantor or a Wholly Owned Subsidiary and the Capital Stock of such Person is pledged to secure the Obligations, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, a Guarantor or a Wholly Owned Subsidiary, (d) Guarantees by the Company or any Restricted Subsidiary incurred in the ordinary course of business of Indebtedness incurred for the purchase or lease of inventory manufactured or sold by the Company or any Subsidiary, including, without limitation, Floor Plan Guarantees, provided, however, that
(a) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority lien on such inventory in favor of the holder of such Indebtedness and (b) if the Company or such Restricted Subsidiary is required to make payment with respect to such guarantee, the Company or such Restricted Subsidiary will have the right to receive either (i) title to such inventory, (ii) a valid assignment of a perfected first priority security interest in such inventory, or (iii) the net proceeds from the resale of such inventory, (e) Investments in shares of Capital Stock of Fruehauf Trailer Corporation in satisfaction of outstanding indebtedness of Fruehauf Trailer Corporation to the Company in the amount of up to $2.0 million, and (f) other Investments that do not exceed in the aggregate $5.0 million at any time outstanding.

          "Permitted Liens" means (i) Liens in favor of the Company and/or its Restricted Subsidiaries other than with respect to intercompany Indebtedness,
(ii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary, provided, however, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided, however, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iv) Liens incurred in the ordinary course of business in respect of Hedging Obligations, (v) Liens to secure Indebtedness for borrowed money of a Subsidiary in favor of the Company or a Wholly Owned Subsidiary, (vi) Liens (other than pursuant to ERISA or environmental laws) to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (vii) Liens existing on the Closing Date, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as may be required in conformity with GAAP has been made therefor, (ix) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Restricted Subsidiaries is then in good faith prosecuting an appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under this Indenture, (x) encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any of its Restricted Subsidiaries, rights or restrictions of record on the use of real property, minor defects in title, landlord's and lessor's liens under leases on property located on the premises rented, mechanics' liens, vendors' liens, and similar encumbrances, rights or restrictions on personal or real property, in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, (xi) Liens and priority claims incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit, including, without limitation, liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts and leases and subleases, and (xii) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses (i) through (xi) above.

          "Permitted Proceeds" means (i) cash and/or (ii) promissory notes in an aggregate principal amount of up to $5.0 million in connection with any single Asset Sale; provided, however, that the obligations under any such promissory note are secured by a first priority security interest in the assets sold.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

          "PPM" means P.P.M. S.A. and Legris Industries Inc. and their respective Subsidiaries.

          "PPM Funded Debt" means up to $7 million of Indebtedness of PPM not required to be repaid by Terex Cranes pursuant to the terms of the Acquisition Agreement.

          "PPM Subordinated Note" means that certain Century II Promissory Note dated April 22, 1988 in the original principal amount of $32,630,970 in favor of Harnischfleger Corporation, which promissory note (i) was assigned by Harnischfleger Corporation to Potain Tower Cranes, Inc. pursuant to a Note Purchase Agreement dated as of April 10, 1991, and the obligations of Potain Tower Cranes, Inc. under such Note Purchase Agreement to Harnischfleger Corporation, which obligations were assumed by Legris Industries, Inc. and (ii) is carried on the books of Legris Industries, Inc. at not more than $9.75 million.

          "Purchase Money Liens" means (i) Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Indenture and (ii) Liens to secure Refinancing Indebtedness incurred solely to refinance Purchase Money Obligations provided that such Refinancing Indebtedness is incurred no later than 180 days after the satisfaction of such Purchase Money Obligations.

          "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (i) of acquiring any assets and (ii) of construction or build-out of manufacturing, distribution or administrative facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company), provided, however, that (a) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges, (b) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (c) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

          "QIB" shall mean "qualified institutional buyer" as defined in Rule 144A.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, by and among the Company, Jefferies & Company, Inc. and Dillon, Read & Co. Inc. as such agreement may be amended, modified or supplemented from time to time.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Securities" means Notes that bear or are required to bear the legends set forth in Exhibit A hereto.

          "Restricted Subsidiary" means all Subsidiaries of the Company other than Non-Restricted Subsidiaries.

          "Revolving Credit Facility" means any working capital facility or facilities of the Company or any Subsidiary providing for revolving credit borrowings or other working capital facilities in an aggregate amount not to exceed the Indebtedness permitted under Section 4.9(b)(i), including, without limitation, the Existing Credit Facility, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

          "Rights" means the 1,000,000 Common Stock Appreciation Rights being issued by the Company pursuant to the Rights Agreement.

          "Rights Agent" means United States Trust Company of New York, as agent under the Rights Agreement.

          "Rights Agreement" means the Common Stock Appreciation Rights Agreement, dated as of the Closing Date, between the Company and the Rights Agent.

          "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Agreement" means the Security and Pledge Agreement, dated as of the date hereof, by and between the Company and the Collateral Agent, as amended or supplemented from time to time.

          "Security Documents" means, collectively, the Security Agreement, the Subsidiary Security Agreement, the Mortgages, the Intercreditor Agreement and any other document, instrument or agreement executed or delivered by the Company or any of its Subsidiaries from time to time pursuant to which the Company or any such Subsidiary shall grant a Lien on any of their respective properties, assets or revenues to secure payment of the Obligations hereunder and under the Notes or relating to intercreditor matters.

          "Series A Notes" means the Company's 13 1/4% Series A Senior Secured Notes due 2002 as authenticated and issued under this Indenture, together with the related Guaranty endorsed thereon.

          "Series B Notes" means the Company's 13 1/4% Series B Senior Secured Notes due 2002, as authenticated and issued under this Indenture, together with the related Guaranty endorsed thereon.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its Subsidiaries is a general partner.

          "Subsidiary Security Agreement" means that certain Security and Pledge Agreement among certain Subsidiaries of the Company and the Collateral Agent, as amended or supplemented from time to time.

          "Terex Cranes" means Terex Cranes, Inc., a Delaware corporation.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Units" means the units issued pursuant to that certain Purchase Agreement, dated as of April 27, 1995, among the Company, Jefferies & Company, Inc. and Dillon, Read & Co. Inc., each unit consisting of $1,000 principal amount of Series A Notes and four Rights.

          "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

          "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying
(x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" means (i) a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries and (ii) Terex Cranes, P.P.M. Cranes, Inc. and P.P.M. S.A., in each case so long as the Company or one or more Wholly Owned Subsidiaries maintains a percentage ownership interest equal to or greater than such ownership interest (on a fully diluted basis) on the Closing Date.

Section 1.2.  Other Definitions.

                                          Defined in
        Term                               Section

     "Affiliate Transaction"                4.11
     "Change of Control Offer"              4.14
     "Change of Control Payment"            4.14
     "Change of Control Payment Date"       4.14
     "Definitive Notes"                     2.1
     "Event of Default"                     6.1
     "Excess Proceeds"                      4.10
     "Excess Proceeds Offer"                4.10
     "Excess Proceeds Offer Period"         4.10
     "Excess Proceeds Payment Date"         4.10
     "Global Note"                          2.1
     "Guaranty"                             10.7
     "Paying Agent"                         2.3
     "Purchase Amount"                      4.10
     "Purchase Money Indebtedness"          4.9(b)
     "Refinance"                            4.9(b)
     "Refinancing Indebtedness"             4.9(b)
     "Registrar"                            2.3
     "Restricted Payments"                  4.7


Section 1.3.  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.


Section 1.4.  Rules of Construction.

          Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular; and

     (5)  provisions apply to successive events and transactions.


ARTICLE 2
THE NOTES

  Section 2.1.  Form and Dating.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. Each Note shall include the Guaranty executed by each of the Guarantors in the form of Exhibit C, the terms of which are incorporated and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

          The Notes will be issued (i) in global form (the "Global Note"), substantially in the form of Exhibit A attached hereto (including footnotes 1 and 2 thereto) and (ii) in definitive form (the "Definitive Notes"), substantially in the form of Exhibit A (excluding footnotes 1 and 2 thereto). The Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.2.  Execution and Authentication.

          Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

          The Trustee shall, upon a Company Order, authenticate for original issue up to $250,000,000 aggregate principal amount of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $250,000,000 except as provided in Section 2.7 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3.  Registrar, Paying Agent and Depository.

          The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Company initially appoints the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.10 and 4.14 neither the Company nor any of its Subsidiaries shall act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

          The Company initially appoints DTC to act as Depository with respect to the Global Notes. The Trustee shall act as custodian for the Depository with respect to the Global Notes.

Section 2.4.  Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.5.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA s. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount thereof, and the Company shall otherwise comply with TIA s. 312(a).

Section 2.6.  Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

          (i) if such Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B hereto); or

          (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

          (iii) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) written instructions directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, and

          (ii) if such Definitive Note is a Restricted Security, a certification (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred to a QIB in accordance with Rule 144A;

in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository), from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount; provided, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

          (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B hereto); or

          (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

          (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

          (e) Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; provided, that if:

          (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture, then the Company shall execute and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

          (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

          (g) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.7, 4.10, 4.14 and 9.5 hereto).

          The Company shall not be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (h) Exchange of Series A Notes for Series B Notes. The Series A Notes may be exchanged for Series B Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

          The Company shall present the Trustee with an Officers' Certificate certifying the following:

          (A) upon issuance of the Series B Notes, the transactions contemplated by the Exchange Offer have been consummated; and

          (B) the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by a Global Note and the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by Definitive Notes, the name of each Holder of such Definitive Notes, the principal amount at maturity properly tendered in the Exchange Offer by each such Holder and the name and address to which Definitive Notes for Series B Notes shall be registered and sent for each such Holder.

          The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Notes have been registered under Section 5 of the Securities Act and the Indenture has been qualified under the TIA and (y) with respect to the matters set forth in
Section 6(p) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Note for Series B Notes in aggregate principal amount equal to the aggregate principal amount of Series A Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Series B Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

          If the principal amount at maturity of the Global Note for the Series B Notes is less than the principal amount at maturity of the Global Note for the Series A Notes, the Trustee shall make an endorsement on such Global Note for Series A Notes indicating a reduction in the principal amount at maturity represented thereby.

          The Trustee shall deliver such Definitive Notes for Series B Notes to the Holders thereof as indicated in such Officers' Certificate.

Section 2.7.  Replacement Notes.

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for its expenses in replacing a Note.

          Every replacement Note is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.  Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

          If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.9.  Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows to be so owned shall be so considered.

Section 2.10.  Temporary Notes.

          Pending the preparation of definitive Notes, the Company and the Guarantors may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company and the Guarantors shall cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable Notes exchange, all as determined by the officers executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Company for such purpose pursuant to Section 4.2 hereof, without charge to the Holder.
Upon surrender for cancellation of any one or more temporary Notes, the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.11.  Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a written order, signed by one Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

Section 2.12.  Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in
Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.  Legends.

          (a) Except as permitted by subsections (b) or (c) hereof, each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

          (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

          (i) in the case of any Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above; and

          (ii) in the case of any Restricted Security represented by a Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

          (c) The Company and the Guarantors shall issue and the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legends required by subsection (a) above, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer who purchased such Series A Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.


ARTICLE 3
REDEMPTION

Section 3.1.  Notices to Trustee.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.2.  Selection of Notes to Be Redeemed.

          If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, by lot or by such method as the Trustee deems to be fair and reasonable (and in such manner as complies with applicable legal and stock exchange requirements, if any).

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3.  Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

               (1) the redemption date;

               (2) the redemption price;

               (3) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

               (4)  the name and address of the Paying Agent;

               (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (6) that, unless the Company defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (8)  the CUSIP number of the Notes to be redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense; provided that the Company shall deliver to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.  Effect of Notice of Redemption.

          Once notice of redemption has been mailed to the Holders in accordance with Section 3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to section 3.3, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

Section 3.5.  Deposit of Redemption Price.

          On or before the redemption date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Company makes or deposits the redemption payment in accordance with this Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.6.  Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7.  Optional Redemption.

          (a) Except as set forth in Section 3.7(b), the Notes are not redeemable at the Company's option prior to May 15, 2000. On and after, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

               Year                Percentage

               2000                103.79%
               2001                101.89
               2002                100.00

          (b) Prior to May 15, 2000, the Company may, but shall not be obligated to, redeem up to one-third of the original principal amount of the Notes with the net proceeds of a bona fide public offering of common stock of the Company or any Restricted Subsidiary, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

               Year                Percentage

               1995                113.25%
               1996                111.36
               1997                109.46
               1998                107.57
               1999                105.68

; provided, however, that such redemption occurs within 60 days of the date of the closing of such public offering.

          (c)  The restrictions on optional redemptions set forth in this
Section 3.7 shall not limit the Company's right to make open market purchases of the Notes from time to time; provided, that neither the Company nor any Restricted Subsidiary may use the proceeds of a bona fide public offering made prior to May 15, 2000 to make open market purchases of the Notes.

                                   ARTICLE 4
                                   COVENANTS

Section 4.1.  Payment of Notes.

          The Company shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on or before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes. The Company shall pay any and all amounts, including without limitation Liquidated Damages, if any on the dates and in the manner required under the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.  Maintenance of Office or Agency.

          The Company shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, the City of New York where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

Section 4.3.  Reports.

          (a) The Company shall file with the Trustee, within 15 days after the time of filing with the Commission, copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and the Trustee all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided, that the Company shall not be in default of the provisions of this Section 4.3 for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing. The Company shall send a copy of all reports, information and documents required to be filed with the Trustee pursuant to this Section 4.3 to the Holders at their addresses appearing in the registrar of Notes maintained by the Registrar. The Company shall also comply with the provisions of TIA s. 314(a).

          (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report to its stockholders and any quarterly or other financial report furnished by it generally to its stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the registrar of Notes maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause the financial statements of the Company and its consolidated Subsidiaries (and a similar financial statement for all unconsolidated Subsidiaries, if any), including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under
Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders within 90 days after the end of each of the fiscal years of the Company and within 45 days after the end of each of the first three quarters of each such fiscal year.

          (c) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A under the Securities Act, the Company and the Guarantors shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Securities.

Section 4.4.  Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

          (b)  The year-end financial statements delivered pursuant to Section
4.3 above shall be accompanied by a written statement of the independent public accountants of the Company (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(6) hereof, an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5.  Taxes.

          The Company shall, and shall cause its Subsidiaries to, file all tax returns required to be filed and to pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings and for which reserves have been established in accordance with GAAP.

Section 4.6.  Stay, Extension and Usury Laws.

          Each of the Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7.  Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (i) declare or pay any dividend or make any distribution on account of the Equity Interests of the Company and its Subsidiaries other than
(x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or (y) dividends or distributions payable to the Company or any Wholly Owned Subsidiary,

               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Wholly Owned Subsidiary),

               (iii) voluntarily make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof, or

               (iv)  make any Restricted Investment,

     (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

               (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof,

               (2) immediately after such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee) and after giving effect thereto on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in Section 4.9(a) hereof, and

               (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (i) and (ii) of Section 4.7(b) and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of (x) 40% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale, other than to a Subsidiary of the Company, of Equity Interests of the Company (other than Disqualified Stock) after the Closing Date and on or prior to the time of such Restricted Payment, plus (z) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale, other than to a Subsidiary of the Company, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the Closing Date and on or prior to the time of such Restricted Payment.

          (b)  The provisions of subsection (a) above shall not prohibit:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Indenture,

               (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock),

               (iii) the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the provisions of Section 4.9(b)(vii),

               (iv) the redemption, purchase, retirement or other payoff of shares of Series A Cumulative Redeemable Convertible Preferred Stock of the Company outstanding on the Closing Date,

               (v) Investments by the Company or any Restricted Subsidiary, in an aggregate amount not to exceed $3.0 million, in a Non-Restricted Subsidiary formed primarily for the purpose of financing purchases and leases of inventory manufactured by the Company or any of its Subsidiaries, and

               (vi) other Restricted Payments in an aggregate amount not to exceed $8.0 million.

          (c) Not later than 15 days following the end of each fiscal quarter of the Company, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made during such quarter was permitted, and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.8.   Limitation on Restrictions on Subsidiary Dividends.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (a) to (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on such Restricted Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, or (b) make loans or advances to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) the Revolving Credit Facility that are not materially more restrictive, taken as a whole, than those contained in the Revolving Credit Facility existing on the Closing Date, (ii) this Indenture, the Notes and the Security Documents, (iii) applicable law, (iv) any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and (v) permitted Refinancing Indebtedness, provided, however, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive taken as a whole than those contained in any agreements governing the Indebtedness being refinanced.

Section 4.9. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any preferred stock, provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock if the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to the ratio set forth below opposite the period in which such incurrence or issuance occurs, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period:

          Period Ending                      Ratio

          May 15, 1996                       2.25:1
          May 15, 1997                       2.50:1
          May 15, 1998 and thereafter        2.75:1

provided, however, that, in the case of Indebtedness, (i) the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes by at least one year and (ii) such Indebtedness has a final scheduled maturity that exceeds the final stated maturity of the Notes by at least one year.

          (b) The limitations of Section 4.9(a) shall not prohibit the incurrence of:

               (i) Indebtedness pursuant to the Revolving Credit Facility and repayment obligations in respect of letters of credit, provided, however, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed the sum of (A) 85% of Eligible Receivables as of the last day of the calendar month immediately preceding such date plus (B) 50% of the aggregate cost of Eligible Inventory as of the last day of the calendar month immediately preceding such date,

               (ii) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business,

               (iii) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Indenture,

               (iv) Indebtedness arising out of sale and leaseback transactions, Capital Lease Obligations or Purchase Money Obligations (collectively, "Purchase Money Indebtedness") in an aggregate amount not to exceed $6.0 million during any calendar year,

               (v) Indebtedness owed by the Company to any Wholly Owned Subsidiary or Guarantor or by any Wholly Owned Subsidiary or Guarantor to the Company or any other Wholly Owned Subsidiary or Guarantor,

               (vi) Guarantees incurred in the ordinary course of business of Indebtedness incurred by any Person to purchase or lease inventory manufactured or sold by the Company or any Restricted Subsidiary (including, without limitation, Floor Plan Guarantees), provided, however, that (1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a first priority lien on such inventory in favor of the holder of such Indebtedness and
(2) if the Company or such Restricted Subsidiary is required to make payment with respect to such guaranty, the Company or such Restricted Subsidiary will have the right to receive either (A) title to such inventory, (B) a valid assignment of a perfected first priority security interest in such inventory or
(C) the net proceeds of any resale of such inventory,

               (vii) Indebtedness outstanding on the Closing Date, up to 80 million French Francs of PPM Funded Debt remaining outstanding immediately following consummation of the Acquisition and the PPM Subordinated Note, and

               (viii) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Indebtedness referred to in clauses (iv) or
(vii) above and outstanding Indebtedness incurred pursuant to the debt incurrence tests set forth in Section 4.9(a) hereof (the "Refinancing Indebtedness"), provided, however, that (A) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus the amount of reasonable out-of-pocket fees and expenses incurred in connection therewith), (B) the Refinancing Indebtedness has a Weighted Average Life to Maturity that is either (x) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or
(y) greater than the Weighted Average Life to Maturity of the Notes, and (C) the Refinancing Indebtedness ranks, in right of payment, no less favorable to the Notes as the Indebtedness being Refinanced.

Section 4.10.  Limitation on Asset Sales.

          The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets subject to such Asset Sale as determined in good faith by the Board of Directors, (ii) at least 80% of the consideration for such Asset Sale (other than consideration consisting of assets that will be used in the business of the Company or its Subsidiaries) is in the form of Permitted Proceeds, and (iii) within 12 months of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or its Restricted Subsidiaries as conducted on the Closing Date, (b) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the asset so sold or (c) to the extent not used as provided in clauses (a) or (b), applied to make an offer to purchase Notes as described below (an "Excess Proceeds Offer"), provided, however, that if the amount of Net Proceeds from any Asset Sale not invested pursuant to clause (a) above is less than $5.0 million, the Company shall not be required to repay indebtedness pursuant to clause (b) or to make an offer pursuant to clause (c). Pending application of such Net Proceeds in accordance with the provisions of this
Section 4.10, the Net Proceeds of an Asset Sale may be applied to reduce amounts outstanding under the Revolving Credit Facility, subject to relending in accordance with the terms thereof.

          The amount of Net Proceeds not invested or applied as set forth in the preceding clauses (a) and (b) constitutes "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Company shall offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Company must commence such Excess Proceeds Offer not later than 60 days after the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

          The Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), the Company shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Company through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

          The Excess Proceeds Offer shall be conducted in compliance with all applicable laws, including (without limitation), Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

          The Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Company to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

          The Company shall, no later than 30 days following the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds, commence the Excess Proceeds Offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Proceeds Offer, and shall state:

               (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.10, the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

               (2)  the purchase price and the date of purchase;

               (3) that any Notes not tendered or accepted for payment pursuant to the Excess Proceeds Offer shall continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

               (5) that Holders electing to have Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date;

               (6) that Holders shall be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (7) that Holders whose Notes are purchased only in part shall be issued Notes representing the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in principal amount of $1,000 or whole multiples thereof; and

               (8) the instructions that Holders must follow in order to tender their Notes.

          On or before the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis the Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Note surrendered.

          The Company shall make a public announcement of the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

Section 4.11.  Limitation on Transactions With Affiliates.

          The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (a) Affiliate Transactions of aggregate value of up to $1.0 million, conducted in good faith, that are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person, (b) Affiliate Transactions of aggregate value of up to $10.0 million that a majority of the disinterested members on the Board of Directors of the Company determines to be fair to the Company or the relevant Restricted Subsidiary from a financial point of view and (c) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

          Notwithstanding the foregoing, the following will not be deemed to be Affiliate Transactions: (i) employment agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business with the approval of the Company's Board of Directors, (ii) transactions between or among the Company and/or its Wholly Owned Subsidiaries or Guarantors, (iii) transactions permitted by Section 4.7 of this Indenture, (iv) good faith bona fide purchases and sales of inventory or services made in the ordinary course of business consistent with past practice between the Company and any Restricted Subsidiary or between Restricted Subsidiaries and (v) reasonable directors' fees for members of the Board of Directors of the Company.

Section 4.12.  Limitation on Liens.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (real, personal, tangible or intangible) now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (i) Liens on Accounts and Inventory and the proceeds thereof (and contract rights and general intangibles relating thereto and any other Mutual Collateral (as defined in the Intercreditor Agreement)) securing Indebtedness permitted to be incurred pursuant to Section 4.9(b)(i) hereof, (ii) Purchase Money Liens securing Purchase Money Indebtedness incurred pursuant to Section 4.9(b)(iv), and (iii) Permitted Liens.

Section 4.13.  Corporate Existence.

          Subject to Section 4.18 and Article 5 of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its respective Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Subsidiaries) rights (charter and statutory), licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors on behalf of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14.  Change of Control.

          Upon the occurrence of a Change of Control, the Company shall notify the Trustee in writing thereof and shall make an offer to purchase all of the Notes then outstanding as described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

          The Change of Control Offer shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

          Within 40 days following any Change of Control, the Company shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:

               (i)  the Change of Control Offer is being made pursuant to this
Section 4.14 and that all Notes tendered will be accepted for payment,

               (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"),

               (iii) that any Note not tendered for payment pursuant to the Change of Control Offer shall continue to accrue interest,

               (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date,

               (v) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date,

               (vi) that Holders shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased,

               (vii) that a Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof,

               (viii) the instructions that Holders must follow in order to tender their Notes, and

               (ix) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical and projected financial information after giving effect to such Change of Control, information regarding the Persons acquiring control and such Person's business plans going forward).


          On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided, however, that each such new Note will be in principal amount of $1,000 or an integral multiple thereof.

          The Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist or become effective any restriction that would materially impair the ability of the Company to make a Change of Control Offer upon a Change of Control or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

          The Company shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

Section 4.15.  Maintenance of Properties.

          The Company shall, and shall cause each of its Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Company and its Subsidiaries taken as a whole; provided that nothing herein shall prevent the Company or any of its Subsidiaries from discontinuing any maintenance of any such properties if such discontinuance is desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

Section 4.16.  Maintenance of Insurance.

          The Company shall, and shall cause each of its Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Company and its Subsidiaries operate.

Section 4.17.  Liquidation.

          A plan of liquidation or dissolution may not be adopted for the Company that provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 5 of this Indenture being the provision of this Indenture that governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of Equity Interests in the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Obligations hereunder and under the Notes as to the payment of principal and interest. The Company shall be deemed to make provision for such payments only if (a) the Company delivers in trust to the Trustee or Paying Agent (other than the Company or its Subsidiaries) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay, when due, the principal of and interest on the Notes or (b) there is an express assumption and observance of all covenants and conditions to be performed by the Company hereunder by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a Person that acquires or shall acquire (otherwise than pursuant to a lease) a portion of the assets of the Company and such Person shall be permitted by virtue of its Fixed Charge Coverage Ratio to incur, immediately after giving effect to such acquisition, at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) of this Indenture; provided that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 4.18 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution.


                                   ARTICLE 5
                                  SUCCESSORS

Section 5.1.  When the Company May Merge, etc.

          Neither the Company nor any Guarantor shall consolidate or merge with or into (whether or not the Company or such Guarantor, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any other Person unless:

               (i) the Company or such Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,

               (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of the Company or such Guarantor, as the case may be, pursuant to a supplemental indenture and Security Documents, in a form reasonably satisfactory to the Trustee and the Collateral Agent, under the Notes, this Indenture and the Security Documents,

               (iii) immediately after giving effect to such transaction, no Default or Event of Default exists, and

               (iv) (A) the Company or such Guarantor, as the case may be, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company or such Guarantor, as the case may be, immediately preceding the transaction and (B) the Company is permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) hereof.

          The Company shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating all conditions precedent to the proposed transaction provided for in this Indenture have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (iv).

          For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or any Guarantor, which properties and assets, if held by the Company or such Guarantor, as the case may be, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be.

Section 5.2.  Successor Substituted.

          Upon any consolidation or merger, or any sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of the Company or any Guarantor in accordance with Section 5.1, the successor formed by such consolidation or into or with which the Company or such Guarantor, as the case may be, is merged or to which such sale, lease, conveyance, assignment, transfer or other disposition is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Notes and the Security Documents with the same effect as if such successor Person had been named as the Company herein or therein.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.1.  Events of Default.

          An "Event of Default" occurs if:

               (1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

               (2) the Company defaults in the payment of the principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, in connection with an Excess Proceeds Offer, a Change of Control Offer or otherwise;

               (3) the Company defaults in the performance of or breaches any of the provisions of Sections 4.7, 4.10, 4.12 or 4.14 hereof, of Article V hereof, or of Sections 4.3, 4.4, 4.5, 4.6, 4.12, 4.16 or 4.17 of either the Security Agreement or the Subsidiary Security Agreement.

               (4) the Company defaults in the performance of or breaches any of the provisions of Section 4.9, which Default continues for a period of 30 days;

               (5) the Company, any Guarantor or any Restricted Subsidiary fails to comply with any of its other agreements or covenants in, or provisions of, the Notes, this Indenture or the Security Documents and the Default continues for the period and after the notice specified below;

               (6) a default occurs under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or which evidences any Indebtedness for money borrowed by the Company, any Guarantor or any Restricted Subsidiary (or the payment of which is guaranteed by the Company, any Guarantor or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created hereafter, if (a) either
(i) such default results from the failure to pay principal of or interest on such Indebtedness or (ii) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $4.0 million in the aggregate;

               (7) a final judgment or final judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) are entered by a court or courts of competent jurisdiction against the Company, any Guarantor or any Restricted Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 60 days after entry, provided that the aggregate of all such judgments exceeds $1.0 million;

               (8) breach by the Company, any Guarantor or any Restricted Subsidiary of any material representation or warranty set forth in the Security Documents, which Default continues for the period and after the notice specified below;

               (9) repudiation by the Company, any Guarantor or any Restricted Subsidiary of its Obligations under this Indenture, the Notes, or the Security Documents or the Company, any Guarantor or any Restricted Subsidiary takes any action that causes, or asserts, or fails to take any action required hereunder, under the Notes or under the Security Documents or that it knows, or has been notified by the Trustee, is necessary to prevent, the unenforceability of this Indenture, the Notes, or the Security Documents against the Company, any Guarantor or any Restricted Subsidiary for any reason or is necessary to maintain the priority and perfection of the Liens of the Security Documents;

               (10) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (a)  commences a voluntary case,

          (b) consents to the entry of an order for relief against it in an involuntary case,

          (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (d)  makes a general assignment for the benefit of its creditors,

          (e) admits in writing its inability to pay debts as the same become due; or

               (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (a) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case,

          (b) appoints a Custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of their property,

          (c) orders the liquidation of the Company, or any of its Restricted Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

          A Default under clause (5) or (8) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.2.  Acceleration.

          If an Event of Default (other than an Event of Default specified in clauses (10) and (11) of Section 6.1) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (10) or (11) of Section 6.1 with respect to the Company occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clauses (10) and (11) of
Section 6.1) on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and all Events of Default, other than the non-payment of principal of the Notes that has become due solely by such declaration or occurrence of acceleration, have been cured or waived; and the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

Section 6.3.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.  Waiver of Past Defaults.

          Holders of a majority of the aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes (a) waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on any Note and/or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.  Control by Majority.

          The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.6.  Limitation on Suits.

          A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7.  Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8.  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.9.  Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor under the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

          Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

          Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

Section 7.1.  Duties of Trustee.

               (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (2)  Except during the continuance of an Event of Default:

                    (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Security Documents, and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents, and no others, and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee.

                    (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents.

               (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (a)  This paragraph does not limit the effect of paragraph
(2) of this Section.

                    (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

               (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

               (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.  Rights of Trustee.

               (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture and the Security Documents.

               (5) Unless otherwise specifically provided in the Indenture or the Security Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, on behalf of the Company.

               (6) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

Section 7.3.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.4.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.1(1) or (2), the Trustee may withhold the notice if it determines that withholding the notice is in the interests of the Holders.

Section 7.6.  Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA s. 313(a) (but if no event described in TIA s. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA s. 313(b). The Trustee shall also transmit by mail all reports as required by TIA s. 313(c).

          Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Company and the Trustee by the same counsel, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(10) or (11) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.  Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and 310(a)(5). The Trustee is subject to TIA
s. 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

          The Trustee is subject to TIA s. 311(a), excluding any creditor relationship listed in TIA s. 311(b). A Trustee who has resigned or been removed shall be subject to TIA s. 311(a) to the extent indicated therein.


                                   ARTICLE 8
                            DISCHARGE OF INDENTURE

Section 8.1.  Termination of Company's Obligations.

          This Indenture shall cease to be of further effect (except that Section 7.7, 8.3 and 8.4 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and all sums payable by the Company hereunder have been paid. In addition, the Company may (A) if applicable, be discharged from any and all Obligations in respect of the Notes, other than the obligation to duly and punctually pay the principal of, and premium, if any, and interest on the Notes, in accordance herewith, or (B) if applicable, omit to comply with restrictive covenants, and such omission will not be deemed to be an Event of Default if:

               (1) with respect to clauses (A) and (B), the Company irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient (as certified by a nationally recognized accounting firm designated by the Company) to pay principal and interest and premium, if any, on the Notes to maturity or redemption and each installment of interest, if any, on the due dates thereof on the Notes, as the case may be, and to pay all other sums payable by it hereunder, and with respect to clause (B) the obligations under this Indenture other than with respect to such covenants and Events of Default which will remain in full force and effect, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes;

          (2) with respect to clause (A), the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or there has been a change in laws which in the opinion of independent counsel, which the Company shall deliver to the Trustee, provides that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and the Notes were otherwise paid or redeemed in accordance with the provisions of this Indenture;

          (3) with respect to clause (B), the Company has delivered to the Trustee an opinion of independent counsel to the effect that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and the Notes were redeemed pursuant to Article 3 hereof without exercising the option of the Company pursuant to this Section 8.1; and

          (4) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect.

Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture and the release of the Liens created under the Security Documents. However, the Company's Obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.6, 7.7, 7.8, 8.3 and 8.4, the Guarantors' Obligations, and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 and 8.4 and the Company's, Trustee's and Paying Agent's obligations in Section
8.3 shall survive.

          After such irrevocable deposit has been made pursuant to this Section
8.1 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above, and the release of the Liens created under the Security Documents.

          In order to have money available on a payment date to pay principal, premium, if any, or interest on the Notes, the U.S. Government Obligations shall be payable as to principal, premium, if any, or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.2.  Application of Trust Money.

          The Trustee, or a trustee satisfactory to the Trustee and the Company, shall hold in trust, money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Notes.

Section 8.3.  Repayment to the Company.

          The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities (as certified by an independent public accountant reasonably acceptable to the Trustee) held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York, including, without limitation, The Wall Street Journal. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditor unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.4.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligations of the Company and the Guarantors under this Indenture, the Notes and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9
                                  AMENDMENTS

Section 9.1.  Without Consent of Holders.

          The Company and the Trustee may amend this Indenture and the Notes without the consent of any Holder:

               (1)  to cure any ambiguity, defect or inconsistency;

               (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (3)  to comply with Article 5 hereof;

               (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder or thereunder of any Holder; or

               (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.  With Consent of Holders.

          Subject to Sections 6.4 and 6.7 hereof, the Company and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Notes with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Notes.

          Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

          After a supplemental indenture or amendment under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

          Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

               (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

               (3) reduce the principal of, or the premium on, or change the fixed maturity of any Note or alter Article III hereof or numbered paragraphs 5 or 6 of Exhibit A to this Indenture or the price at which the Company shall offer to purchase such Notes pursuant to Sections 4.10 or 4.14 hereof;

               (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holder rescinds such acceleration pursuant to
Section 6.2);

               (5) make any Note payable in money other than that stated in the Notes;

               (6)  make any change in Section 6.4 or 6.7 hereof or in this
Section 9.2;

               (7) make any change in the provisions of Article X or Exhibit C hereof that adversely affects the rights of any holder of the Notes; or

               (8) make any change adversely affecting the contractual ranking of the Obligations.

Section 9.3.  Compliance with Trust Indenture Act.

          If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4.  Revocation and Effect of Consents.

          Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
Section 2.5, or (ii) such other date as the Company shall designate.

Section 9.5.  Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 9.6.  Trustee to Sign Amendments, etc.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.

Section 9.7  Payment for Consent

          Neither the Company or any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or any of the Security Documents, unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, or agreement.


                                  ARTICLE 10
                     COLLATERAL AND SECURITY AND GUARANTY

Section 10.1.  Collateral Documents.

          The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations, shall be secured as provided in the Security Documents. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Collateral Agent to enter into each of the Security Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith.

          The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause each of its Subsidiaries to, take, upon request of the Trustee or the Collateral Agent, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations, valid and enforceable, perfected (except as expressly provided herein or therein), Liens in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than as provided herein and therein.

Section 10.2.  Recording and Opinions.

          (a) The Company shall furnish to the Trustee as soon as practicable after the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, the Mortgages, financing statements or other instruments necessary to make effective the Liens intended to be created by the Security Documents, and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective, which Opinion of Counsel also shall state what actions are necessary to maintain the effectiveness of such liens during the next two years.

          (b) The Company shall furnish to the Trustee within three months after each anniversary of the Closing Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such liens during the next two years.

Section 10.3.  Release of Collateral.

          (a) Unless a Default or Event of Default shall have occurred and be continuing, Collateral shall be released from the Liens created by the Security Documents from time to time at the sole cost and expense of the Company:

          (i) upon payment in full of the Notes and all other Obligations then due and owing, or

          (ii) upon the sale or other disposition of such Collateral pursuant to an Asset Sale made in accordance with Section 4.10 hereof,

; provided, that the Trustee shall not release any Lien on any Collateral unless and until it shall have received an Officers' Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 10.4 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

          (b) The disposition of Inventory or Accounts in the ordinary course of business may be made without delivery to the Trustee of certificates required by TIA s. 314(d).

          (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Security Documents.

Section 10.4.  Certificates of the Company.

          The Company shall furnish to the Trustee prior to each proposed release of Collateral other than by reason of transactions referred to in
Section 10.3(b), all documents required by TIA s. 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA s. 314(d) may be made by an Officer of the Company except in cases where TIA s. 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA s. 314(d).

Section 10.5. Authorization of Actions to be Taken by the Trustee Under the Security Documents.

          The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

Section 10.6. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

          The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

Section 10.7.  Guaranty.

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.9 hereof, each Guarantor, jointly and severally, hereby unconditionally guarantees (such guarantees, together with further guarantees granted from time to time pursuant to Section 10.12, being the "Guaranty") to each Holder, the Trustee and the Collateral Agent, irrespective of the validity or enforceability of this Indenture, the Notes, the Security Documents or the Obligations hereunder or thereunder: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in clause (10) or
(11) of Section 6.1 hereof), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations, all in accordance with the terms set forth herein and in the Notes and the Security Documents; and (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          Each Guarantor hereby agrees that (i) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents or the Obligations hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any releases of Collateral, any amendment of the Indenture, the Notes or Security Documents, any delays in obtaining or realizing upon or failures to obtain or realize upon Collateral, the recovery of any judgment against the Company or any of its Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Guaranty will not be discharged except by complete performance of the Obligations.

          Each Guarantor hereby agrees that it shall not be entitled to and irrevocably waives (i) diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under the Notes, any right to require a proceeding first against the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under the Indenture, the Notes or the Security Documents, protest, notice and all demands whatsoever, (ii) any right of subrogation, reimbursement, exoneration, contribution or indemnification in respect of any Obligations guaranteed hereby and (iii) any claim or other rights that it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence or performance of its Obligations under this Guaranty, including, without limitation, any right to participate in any claim or remedy of a Holder against the Company or any of its Subsidiaries or any Collateral that a Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, and including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of such claim or other rights.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under the Indenture, the Notes or the Security Documents, trustee, liquidator, or other similar official, any amount paid by the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under the Indenture, the Notes or the Security Documents to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in Section 6.2, those Obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

Section 10.8.  Execution and Delivery of Guaranty.

          To evidence the Guaranty set forth in Section 10.7, the Company and each of the Guarantors hereby agree that (a) a notation of such Guaranty substantially as set forth on Exhibit C hereto shall be endorsed on each Note authenticated and delivered by the Trustee such endorsement shall be executed on behalf of each Guarantor by its Chairman of the Board, President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary or any Vice-President and (b) a counterpart signature page to this Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, President or one of its Vice Presidents and attested to by another officer acknowledging such Guarantor's agreement to be bound by the provisions hereof and thereof.
          Each of the Guarantors hereby agrees that its Guaranty set forth in
Section 10.7 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty.

          If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes on which a Guaranty is endorsed, the Guaranty shall nevertheless be valid.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantor.

Section 10.9.  Limitation on Guarantor's Liability.

          Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty, result in the Obligations of such Guarantor under the Guaranty not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

Section 10.10.  Rights under the Guaranty.

          (a) No payment by any Guarantor pursuant to the provisions hereof shall entitle such Guarantor to any payment out of any Collateral or give rise to any claim of the Guarantors against the Trustee or any Holder.

          (b) Each Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on this Guaranty.

          (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantors of their obligations hereunder) that any Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Guarantor.

          (d) Each Guarantor shall pay all costs, expenses and fees, including all reasonable attorneys' fees, that may be incurred by the Trustee in enforcing or attempting to enforce the Guaranty or protecting the rights of the Trustee or the Securityholder, if any, in accordance with this Indenture.

Section 10.11.  Primary Obligations.

          The Obligations of each Guarantor hereunder shall constitute a guaranty of payment and not of collection. Each Guarantor agrees that it is directly liable to each Holder hereunder, that the Obligations of each Guarantor hereunder are independent of the Obligations of the Company or any other Guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against the Company or any other Guarantor or whether the Company or any other Guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Company or any other Guarantor, or the enforcement of any lien or realization upon any security Trustee may at any time possess. Each Guarantor agrees that any release that may be given by the Trustee or the Holders to the Company or any other Guarantor shall not release such Guarantor.

Section 10.12.  Guarantee by Subsidiary.

          The Company shall:

          (a) cause each Restricted Subsidiary (i) that is formed or acquired after the date hereof or (ii) that becomes a Material Subsidiary after the date hereof, in each case concurrently therewith, to execute a Subsidiary Security Agreement (substantially in the form of the Subsidiary Security Agreements entered into on the Closing Date) and Mortgage (substantially in the form of the Mortgages entered into on the Closing Date) and other Security Documents necessary to grant a security interest in the assets of such Subsidiary (specified in such Security Document) to secure the Obligations, and to execute and deliver all documents, and take all such other actions as may be necessary or reasonably requested by the Trustee to grant the Trustee a valid, enforceable, perfected first priority Lien on the assets of the Restricted Subsidiary included in the Collateral described therein, subject only to Liens permitted under Section 4.12, provided, however, that a Restricted Subsidiary formed after the date hereof shall not be required to execute and deliver the documents referred to above until such time as such Restricted Subsidiary owns assets having a book value in excess of $500,000;

          (b) cause each Restricted Subsidiary that either (i) on or after the date hereof guarantees the payment of, or in any manner becomes liable with respect to, any Indebtedness of the Company or any Guarantor or (ii) is a Material Subsidiary organized under the laws of the United States or any jurisdiction therein that is formed or acquired after the date hereof, to concurrently become a Guarantor hereunder and execute a Guaranty in the form of Exhibit C; and

          (c) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Subsidiary Security Agreement and Mortgage (and, if applicable, this Indenture and such Guaranty) are the valid, binding and enforceable obligations of such Restricted Subsidiary, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles.

          Each Note issued after the date of execution by any Guarantor of a Guaranty shall be endorsed with a form of Guaranty that has been executed by such Guarantor. However, the failure of any Note to have endorsed thereon a Guaranty executed by such Guarantor shall not affect the validity or enforceability of such Guaranty against such Guarantor.



                                  ARTICLE 11
                                 MISCELLANEOUS

Section 11.1.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA s. 318(c), the imposed duties shall control.

Section 11.2.  Notices.

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

          If to the Company:
          Terex Corporation
          500 Post Road East
          Westport, Connecticut  06880
          Attention:  Marvin B. Rosenberg
          Telecopier No.: (203) 222-7976

          If to the Trustee:

          United States Trust Company of New York
          114 West 47th Street
          New York, New York  10036

          Attention:  Corporate Trust Department
          Telecopier No.:  (212) 852-1625

          The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3.  Communication by Holders with Other Holders.

          Holders may communicate pursuant to TIA s. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA s. 312(c).

Section 11.4.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.5.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA s. 314(a)(4)) shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with,

provided that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

Section 11.6.  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7.  Legal Holidays.

          If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 11.8.  No Recourse Against Others.

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

Section 11.9.  Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 11.10.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11.  Successors.

          All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12.  Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14.  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


                                  SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.


                                   TEREX CORPORATION



Attest: /s/ Marvin B. Rosenberg   By: /s/ Ronald M. DeFeo
                                      Name: Ronald M. DeFeo
                                      Title: President
Name:  Marvin B. Rosenberg
Title:  Secretary



                                   UNITED STATES TRUST COMPANY
                                      OF NEW YORK, as Trustee



                                   By:  /s/ John Guiliano
Attest:  /s/ H. Victor Evans, Jr       Name:  John Guiliano
                                       Title:  Vice President

Name:  H. Victor Evans, Jr.
Title:





                                   CMH ACQUISITION CORP.


                                   By: /s/ Ronald M. DeFeo
Attest: /s/ Marvin B. Rosenberg       Name: Ronald M. DeFeo
                                      Title: Vice President

Name: Marvin B. Rosenberg
Title:  Secretary


                                   CLARK MATERIAL HANDLING COMPANY


                                   By: /s/ Ronald M. DeFeo
Attest: /s/ Marvin B. Rosenberg        Name: Ronald M. DeFeo
                                       Title: Vice President

Name:  Marvin B. Rosenberg
Title:  Secretary




                                   CMH ACQUISITION INTERNATIONAL CORP.


                                   By:/s/ Ronald M. DeFeo

Attest: /s/ Marvin B. Rosenberg        Name: Ronald M. DeFeo
                                       Title: Vice President

Name:  Marvin B. Rosenberg
Title:  Secretary




                                   KOEHRING CRANES, INC.


                                   By: /s/ Ronald M. DeFeo
Attest: /s/ Marvin B. Rosenberg        Name:  Ronald M. DeFeo
                                       Title:  Vice President

Name:  Marvin B. Rosenberg
Title:  Secretary




                                   LEGRIS INDUSTRIES, INC.


                                   By:/s/ Ronald M. DeFeo
Attest:/s/ Marvin B. Rosenberg         Name: Ronald M. DeFeo
                                       Title: Vice President

Name: Marvin B. Rosenberg
Title: Secretary




                                   PPM CRANES, INC.


                                   By: /s/ Ronald M. DeFeo
Attest: /s/ Marvin B. Rosenberg        Name: Ronald M. DeFeo
                                       Title: Vice President

Name: Marvin B. Rosenberg
Title: Secretary





                                   EXHIBIT A

                              (Face of Security)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE ISSUE PRICE OF THE NOTES WILL BE $987.20 PER UNIT AND THE ISSUE PRICE OF THE RIGHTS WILL BE $12.80 PER UNIT. THE ISSUE PRICE OF THE NOTES REPRESENTS A YIELD TO MATURITY OF 14.041% PER ANNUM COMPUTED ON A SEMI-ANNUAL BOND EQUIVALENT BASIS AND CALCULATED FROM MAY 9, 1995. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES WILL BE $12.80 PER NOTE. THE CALCULATION OF ORIGINAL ISSUE DISCOUNT WILL BE ADJUSTED ACCORDINGLY WHEN THE INTEREST RATE ON THE NOTES DECREASES TO 13 1/4%.




                               TEREX CORPORATION
                13 1/4% [SERIES A] [SERIES B] SENIOR SECURED NOTE
                                   DUE 2002

No.                                                              $___________
CUSIP NO.

Terex Corporation, a Delaware corporation (the "Company"), as obligor, for value received promises to pay to ______________ or registered assigns, the principal sum of ______________ Dollars on May 15, 2002. Interest Payment
Dates: May 15 and November 15 and on the maturity date. Record Dates: May 1 and November 1 (whether or not a Business Day).

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.





                         Dated:


                         TEREX CORPORATION


                         By:
                                   Name:
                                   Title:


                         By:
                                   Name:
                                   Title:

Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF
     NEW YORK, as Trustee


By:______________________________
    Authorized Signature


                              (Back of Security)

                13 1/4% [SERIES A] [SERIES B] SENIOR SECURED NOTE
                               DUE May 15, 2002

          1. Interest. Terex Corporation, a Delaware corporation (the "Company"), as obligor, promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

          The Company shall pay, in cash, interest on the principal amount of this Note, at the rate of [13r% per annum (subject to adjustment as provided below)]2 [13 1/4% per annum, except that interest accrued on this Note pursuant to this Section 1 for periods prior to the consummation of the Exchange Offer (as defined in the Registration Rights Agreement referred to below) will accrue at the rate of 13r%].3 The Company shall pay interest semi-annually on May 15 and November 15 of each year, and on the maturity date, commencing on November 15, 1995, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

          [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement (defined below). Upon (a) the consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or (b) the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Notes, as the case may be, the interest rate borne by this Note will decrease to 13 1/4% per annum.]*

          Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor] or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; the Company shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check to a Holder's registered address.

          3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of May 9, 1995 (the "Indenture") among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code ss. 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are limited to $250,000,000 in aggregate principal amount.

          5. Optional Redemption. The Notes are not redeemable at the Company's option prior to May 15, 2000. On and after May 15, 2000, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

          Year                     Percentage

          2000                     103.79  %
          2001                     101.89
          2002                     100.00

          Notwithstanding the foregoing, prior to May 15, 2000, the Company may, but shall not be obligated to, redeem up to one third of the original principal amount of the Notes with the net proceeds of a bona fide public offering of common stock of the Company or any Restricted Subsidiary, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

          Year                     Percentage

          1995                     113.25  %
          1996                     111.36
          1997                     109.46
          1998                     107.57
          1999 and thereafter      105.69

provided, however, that such redemption will occur within 60 days of the date of the closing of such public offering.

          6. Mandatory Redemption. There shall be no mandatory redemption of the Notes.

          7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Company need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights of any Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

          10. Defaults and Remedies.   If an Event of Default occurs and is
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interests of the Holders. The Company must furnish an annual compliance certificate to the Trustee.

          11. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          12. No Recourse Against Others. No director, officer, employee, agent, manager, partner or interest holder or stockholder, as such, of the Company or Guarantor, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture, or for any claim based on, in respect of or by reason of such obligations. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

          13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          16. Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of May 9, 1995, between the Company and the parties named on the signature page thereof (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Purchaser (as defined therein) to the extent provided therein.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Terex Corporation, 500 Post Road East, Westport, Connecticut 06880, Attention:
Marvin B. Rosenberg.


                                ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


     (Insert assignee's soc. sec. or tax I.D. no.)



             (Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.




Date:____________________


                    Your Signature:____________________
                         (Sign exactly as your name appears
                          on the face of this Note)

Signature Guarantee*


________________

*    NOTICE:   The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

               (1)  The Securities Transfer Agent Medallian Program (STAMP);
               (2)  The New York Stock Exchange Medallian Program (MSP);
               (3)  The Stock Exchange Medallian Program (SEMP).



                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):
$______________



Date:__________________________




                    Your Signature:_________________________
                         (Sign exactly as your name appears
                          on the face of this Note)

Signature Guarantee*

______________

*    NOTICE:   The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

               (1)  The Securities Transfer Agent Medallian Program (STAMP);
               (2)  The New York Stock Exchange Medallian Program (MSP);
               (3)  The Stock Exchange Medallian Program (SEMP).


                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES4


          The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                Principal



[Form of endorsement relating to the Rights for use prior to the separation of the rights from the Note by the Holder thereof]









                               TEREX CORPORATION

       DEPOSIT OF COMMON STOCK APPRECIATION RIGHTS OF TEREX CORPORATION

          Under the terms of the Common Stock Rights Appreciation Agreement, dated as of May 9, 1995 (the "Rights Agreement"), between Terex Corporation, a Delaware corporation (the "Company"), and the United States Trust Company of New York, as rights agent (the "Rights Agent"), and until such time as the Holder of this Note shall have surrendered this Note to the Rights Agent for the exchange of this Note, in whole or in part, for such Rights Certificate or Rights Certificates (as defined in the Rights Agreement) and for a Note or Notes of a like aggregate principal amount and of authorized denominations not bearing this endorsement, the Holder of this Note is the beneficial owner of _______ Rights expiring May 15, 2002.

          The Company has deposited with the Rights Agent, as custodian for Holders of Notes bearing this endorsement, certificates for such Rights. Prior to the exchange of this Note for a certificate(s) evidencing a Right(s) and a new Note or Notes not bearing this endorsement as described above, beneficial ownership of such Rights is transferable only by the transfer of this Note pursuant to the Indenture. After such exchange, ownership of a Rights is transferable only by the transfer of the certificate representing such Rights in accordance with the provisions of the Rights Agreement.

          By accepting a Note bearing this endorsement, each Holder of this Note shall be bound by all of the terms and provisions of the Rights Agreement (a copy of which is available on request to the Company or the Rights Agent) as fully and effectively as if such Holder had signed the same.

NOTICE OF ELECTION

          The undersigned registered Holder of this Note hereby irrevocably elects to exercise _____ Rights (evidenced by Rights Certificates deposited with the Rights Agent, the beneficial ownership of which is evidenced by this
Note), and requests that payment of the Differential in respect of such Rights, be issued and delivered as follows:


DELIVER TO:
          (Name)


          (Address, Including Zip Code)

WIRE INSTRUCTIONS:
                    (Account Number and Name)


                    (Bank Name and Address)


                    (Bank ABA Number)

          The undersigned hereby irrevocably instructs the Rights Agent (A) to deliver this Note to the Trustee pursuant to the provisions of the Indenture with instructions to issue in the name of the registered Holder a new Note not containing the above endorsement in the principal amount equal to the principal amount of this Note; (B) to issue in the name of the undersigned registered Holder a Rights Certificate representing the number of Rights equal to the difference between (x) the number of Rights represented by this Note and (y) the Rights exercised hereby on behalf of the undersigned registered Holder; and
(C) as custodian of the underlying Rights on behalf of such registered Holder, to cause such Rights to be exercised on behalf of the undersigned Holder as provided in the Rights Agreement.

Dated:

Name of Holder of this Note:
                                        Address:
                                        Signature:

[Note: the above signature must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement whatever.]




                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: [Series A] [Series B] 13 1/4% Senior Notes due May 15, 2002 (the "Notes") of Terex Corporation


     This Certificate relates to $______ principal amount of Notes held in * * book-entry or * * definitive form by __________ (the "Transferor").

The Transferor, by written order, has requested the Trustee:

* to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

* to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:

     * is being acquired for the Transferor's own account, without transfer;

     *    is being transferred pursuant to an effective registration statement;

     * is being transferred to a "qualified institutional buyer" (as defined in
          Rule 144A under the Securities Act, in reliance on such Rule 144A;

     * is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

     * is being transferred pursuant to Rule 144 under the Securities Act;** or

     * is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:

          ).**




                           [INSERT NAME OF TRANSFEROR]


                         By:_______________________________
Date:_____________________


                *   Check applicable box.

**        If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.




                                   EXHIBIT C

                              [FORM OF GUARANTY]

                                   GUARANTY



          For good and valuable consideration received from the Company by the undersigned (hereinafter referred to as the "Guarantors," which term includes any successor or additional Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.9 of the Indenture, each Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents or the Obligations, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Sections 6.1(10) or (11) of the Indenture), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest, if any, on the Notes, if lawful, (c) the due and punctual payment and performance of all other Obligations, all in accordance with the terms set forth in the Indenture, the Notes and the Security Documents, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          No stockholder, officer, director or incorporator, as such, past, present or future, of the undersigned shall have any personal liability under this Guaranty by reason of his or its status as such stockholder, officer, director or incorporator.

                              [SUBSIDIARY]

                              By:_________________
                              Its:_________________




                            CROSS-REFERENCE TABLE*

                                Trust Indenture
  Act Section                           Indenture Section

310(a)(1)                                         7.10
   (a)(2)                                         7.10
   (a)(3)                                          N.A.
   (a)(4)                                          N.A.
   (a)(5)                                         7.10
   (b)                                            7.8; 7.10
   (c)                                            N.A.
311(a)                                            7.11
   (b)                                            7.11
   (c)                                             N.A.
312(a)                                            2.5
   (b)                                            11.3
   (c)                                            11.3
313(a)                                            7.6
   (b)(1)                                         7.6
   (b)(2)                                         7.6
   (c)                                            7.6
   (d)                                            7.6
314(a)                                             4.3; 4.4
   (b)                                            10.2
   (c)(1)                                         11.4
   (c)(2)                                         11.4
   (c)(3)                                          N.A.
   (d)                                           10.3; 10.4
   (e)                                            11.5
   (f)                                             N.A.
315(a)                                            7.1(2)
   (b)                                            7.5
   (c)                                            7.1(1)
   (d)                                            7.1(3)
   (e)                                            6.11
316(a)(last sentence)                             2.9
   (a)(1)(A)                                      6.5
   (a)(1)(B)                                      6.4
   (a)(2)                                          N.A.
   (b)                                            9.2
   (c)                                            9.4
317(a)(1)                                         6.8
   (a)(2)                                         6.9
   (b)                                            2.4
318(a)                                            11.1
   (b)                                            N.A.
   (c)                                            11.1
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE I
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

       Section 1.1.           Definitions                                   1
       Section 1.2.           Other Definitions                             18
       Section 1.3.           Incorporation by Reference of Trust
                              Indenture Act                                 19
       Section 1.4.           Rules of Construction.                        19


                                  ARTICLE 2
                                  THE NOTES

       Section 2.1.           Form and Dating                               20
       Section 2.2.           Execution and Authentication                  20
       Section 2.3.           Registrar, Paying Agent and Depository        21
       Section 2.4.           Paying Agent to Hold Money in Trust           22
       Section 2.5.           Holder Lists                                  22
       Section 2.6.           Transfer and Exchange                         23
       Section 2.7.           Replacement Notes                             27
       Section 2.8.           Outstanding Notes                             28
       Section 2.9.           Treasury Notes                                28
       Section 2.10.          Temporary Notes                               28
       Section 2.11.          Cancellation                                  29
       Section 2.12.          Defaulted Interest                            30
       Section 2.13.          Legends                                       30


                                  ARTICLE 3
                                  REDEMPTION

       Section 3.1.           Notices to Trustee                            31
       Section 3.2.           Selection of Notes to Be Redeemed             31
       Section 3.3            Notice of Redemption.                         32
       Section 3.4.           Effect of Notice of Redemption.               33
       Section 3.5.           Deposit of Redemption Price.                  33
       Section 3.6.           Notes Redeemed in Part.                       33
       Section 3.7.           Optional Redemption.                          33


                                  ARTICLE 4
                                  COVENANTS

       Section 4.1.           Payment of Notes.                             35
       Section 4.2.           Maintenance of Office or Agency.              35
       Section 4.3.           Reports.                                      36
       Section 4.4.           Compliance Certificate                        37
       Section 4.5.           Taxes.                                        38
       Section 4.6.           Stay, Extension and Usury Laws.               38
       Section 4.7.           Limitation on Restricted Payments.            38
       Section 4.8.           Limitation on Restrictions on Subsidiary
                              Dividends.                                    41
       Section 4.9.           Limitation on Incurrence of Indebtedness and
                              Issuance of Preferred Stock                   41
       Section 4.10.          Limitation on Asset Sales.                    44
       Section 4.11.          Limitation on Transactions With Affiliates    47
       Section 4.12.          Limitation on Liens.                          47
       Section 4.13.          Corporate Existence.                          48
       Section 4.14.          Change of Control.                            48
       Section 4.15.          Maintenance of Properties                     50
       Section 4.16.          Maintenance of Insurance.                     51
       Section 4.17.          Liquidation.                                  51


                                  ARTICLE 5
                                  SUCCESSORS

       Section 5.1.           When the Company May Merge, etc.              52
       Section 5.2.           Successor Substituted.                        53


                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

       Section 6.1.           Events of Default.                            54
       Section 6.2.           Acceleration                                  56
       Section 6.3.           Other Remedies                                57
       Section 6.4.           Waiver of Past Defaults                       57
       Section 6.5.           Control by Majority                           58
       Section 6.6.           Limitation on Suits                           58
       Section 6.7.           Rights of Holders to Receive Payment          59
       Section 6.8.           Collection Suit by Trustee                    59
       Section 6.9.           Trustee May File Proofs of Claim              59
       Section 6.10.          Priorities                                    60
       Section 6.11.          Undertaking for Costs                         61


                                  ARTICLE 7
                                   TRUSTEE

       Section 7.1.           Duties of Trustee                             61
       Section 7.2.           Rights of Trustee                             62
       Section 7.3.           Individual Rights of Trustee                  63
       Section 7.4.           Trustee's Disclaimer                          64
       Section 7.5.           Notice of Defaults                            64
       Section 7.6.           Reports by Trustee to Holders                 64
       Section 7.7.           Compensation and Indemnity                    65
       Section 7.8.           Replacement of Trustee                        66
       Section 7.9.           Successor Trustee by Merger, etc.             67
       Section 7.10.          Eligibility; Disqualification                 67
       Section 7.11.          Preferential Collection of Claims Against
                              Company                                       68


                                  ARTICLE 8
                            DISCHARGE OF INDENTURE

       Section 8.1.           Termination of Company's Obligations          68
       Section 8.2.           Application of Trust Money.                   70
       Section 8.3.           Repayment to the Company                      70
       Section 8.4.           Reinstatement.                                71


                                  ARTICLE 9
                                  AMENDMENTS

       Section 9.1.           Without Consent of Holders                    71
       Section 9.2.           With Consent of Holders                       72
       Section 9.3.           Compliance with Trust Indenture Act           74
       Section 9.4.           Revocation and Effect of Consents             74
       Section 9.5.           Notation on or Exchange of Notes              74
       Section 9.6.           Trustee to Sign Amendments, etc.              74
     Section 9.7              Payment for Consent                           75

                                  ARTICLE 10
                     COLLATERAL AND SECURITY AND GUARANTY

       Section 10.1           Collateral Documents                          75
       Section 10.2           Recording and Opinions                        76
       Section 10.3           Release of Collateral                         76
       Section 10.4           Certificates of the Company                   77
       Section 10.5           Authorization of Actions to be Taken by the
                              Trustee Under the Security Documents          77
       Section 10.6           Authorization of Receipt of Funds by the
                              Trustee Under the Collateral Documents        78
       Section 10.7           Guaranty                                      78
       Section 10.8           Execution and Delivery of Guaranty            80
       Section 10.9           Limitation on Guarantor's Liability           81
     Section 10.10            Rights under the Guaranty                     81
     Section 10.11            Primary Obligations                           81
     Section 10.12            Guarantee by Subsidiary                       82

                                  ARTICLE 11
                                MISCELLANEOUS

       Section 11.1.          Trust Indenture Act Controls                  83
       Section 11.2.          Notices                                       83
       Section 11.3.          Communication by Holders with Other Holders   84
       Section 11.4.          Certificate and Opinion as to Conditions
                              Precedent                                     84
       Section 11.5.          Statements Required in Certificate or
                              Opinion.                                      85
       Section 11.6.          Rules by Trustee and Agents                   85
       Section 11.7.          Legal Holidays                                85
       Section 11.8.          No Recourse Against Others                    86
       Section 11.9.          Governing Law                                 86
       Section 11.10.         No Adverse Interpretation of Other
                              Agreements                                    87
       Section 11.11.         Successors                                    87
       Section 11.12.         Severability                                  87
       Section 11.13.         Counterpart Originals                         87
       Section 11.14.         Table of Contents, Headings, etc.             87

          SIGNATURES

          EXHIBIT A -    FORM OF NOTE A-1

          EXHIBIT B -    CERTIFICATE OF TRANSFEROR B-1

          EXHIBIT C -    FORM OF GUARANTYC-1

1    1    This paragraph should be included only if the Note is issued in global form.
2    2   Include only for Series A Notes.
3    3   Include only for Series B Notes.
4
5    4 This should be included only if the Note is issued in global form.